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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Primark Corporation on Form S-3 of our report dated February 11, 1997, incorporated by reference in the Annual Report on Form 10-K of Primark Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
December 23, 1997


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